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                                                                     EXHIBIT 5.1



                                 June 30, 1999


Voyager.net, Inc.
4660 S. Hagadorn Road, Suite 320
East Lansing, MI 48823


     Re:  Legality of Securities to be Registered Under
          Registration Statement on Form S-1
          File No. 333-77917
          ------------------------------------------------------

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Voyager.net, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement"), relating to 9,056,250 shares of common stock, par value $.0001 per share (the "Registered Shares"), including 1,181,250 shares which the Underwriters (as defined below) have options to purchase solely for the purpose of covering over-allotments. Of the 9,056,250 Registered Shares, 7,008,750 shares (including 708,750 shares to cover the over-allotment option) are to be sold by the Company (the "Company Shares") and 2,047,500 shares (including 472,500 shares to cover the over-allotment option) are to be sold by certain selling stockholders (the "Selling Stockholder Shares") to the several underwriters (the "Underwriters") for whom Donaldson, Lufkin & Jenrette Securities Corporation First Union Capital Markets Corp. and CIBC World Markets are acting as representatives (the "Representatives") pursuant to an underwriting agreement to be entered into between the Company and the Underwriters (the "Underwriting Agreement").

     In connection with rendering this opinion, we have examined the form of the proposed Underwriting Agreement being filed as an Exhibit to the Registration Statement; the Certificate of Incorporation and By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; and such other certificates, receipts, records and documents as we considered necessary for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public materials. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United
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Voyager,net Inc.
June 30, 1999
Page 2

States of America, the laws of The Commonwealth of Massachusetts and the Delaware General Corporation Law.

     Based upon the foregoing, we are of the opinion that (A) when (i) the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed by the Company and on behalf of the Underwriters, and (ii) the Company Shares are sold to the Underwriters and paid pursuant to the terms of the Underwriting Agreement, the Company Shares will be duly authorized, validly issued and fully paid and non-assessable by the Company under the General Corporation Law of the State of Delaware (the "DGCL"), and (B) the Selling Stockholders Shares are duly authorized, legally issued, fully paid and non-assessable by the Company under the DGCL.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Goodwin, Procter & Hoar LLP

                                    GOODWIN, PROCTER & HOAR LLP